Exhibit 99.1

Cree Reports Financial Results for the Fourth Quarter of Fiscal Year 2021
DURHAM, N.C. August 17, 2021 -- Cree, Inc. (Nasdaq: CREE) today announced revenue from continuing operations of $145.8 million for its fourth quarter of fiscal 2021, ended June 27, 2021. This represents a 35% increase compared to revenue from continuing operations of $108.4 million reported for the fourth quarter of fiscal 2020, and a 6% increase compared to the third quarter of fiscal 2021. GAAP net loss from continuing operations for the fourth quarter of fiscal 2021 was $145.2 million, or $1.26 per diluted share, compared to GAAP net loss from continuing operations of $44.2 million, or $0.41 per diluted share, for the fourth quarter of fiscal 2020. On a non-GAAP basis, net loss from continuing operations for the fourth quarter of fiscal 2021 was $26.9 million, or $0.23 per diluted share, compared to non-GAAP net loss from continuing operations for the fourth quarter of fiscal 2020 of $28.9 million, or $0.27 per diluted share.
GAAP net loss for the fourth quarter of fiscal 2021 includes a $73.9 million expense related to a modification of Cree's long-range plan regarding a portion of its Durham, North Carolina campus originally intended for expanding Cree's LED production capacity that Cree had considered using to expand the manufacturing footprint for its silicon carbide materials product line. After Cree completes its current ongoing silicon carbide materials production capacity expansion in Durham, Cree now plans on further expansion of its silicon carbide materials production capacity outside of the Durham campus. As a result, the Company has decided it will no longer complete the construction of certain buildings on the Durham campus. The expense was recorded upon an updated valuation of the property.
Additionally, in the fourth quarter of fiscal 2021 subsequent to the sale of the LED Products business unit, Cree liquidated its approximately 3.3% common stock ownership interest in ENNOSTAR and received net proceeds of $66.4 million.
For fiscal year 2021, Cree reported revenue from continuing operations of $525.6 million, which represents a 12% increase when compared to revenue from continuing operations of $470.7 million for fiscal 2020. GAAP net loss from continuing operations was $341.3 million, or $3.04 per diluted share. This compares to a GAAP net loss from continuing operations of $197.6 million, or $1.83 per diluted share, for fiscal 2020. On a non-GAAP basis, net loss from continuing operations for fiscal year 2021 was $104.7 million, or $0.93 per diluted share, compared to non-GAAP net income from continuing operations of $76.6 million, or $0.71 per diluted share, for fiscal 2020.
“We delivered strong revenue during the quarter, as customers are ramping up production earlier and steeper than originally anticipated. We continued to grow and convert opportunities in our device pipeline, further establishing our industry leadership position in silicon carbide,” said Chief Executive Officer, Gregg Lowe. “We are on track to bring the world’s largest silicon carbide fab online in early calendar 2022, which uniquely positions us to capitalize on what we believe to be a multi-decade growth opportunity ahead."

Business Outlook:

For its first quarter of fiscal 2022, Cree targets revenue in a range of $144 million to $154 million. GAAP net loss is targeted at $78 million to $82 million, or $0.67 to $0.70 per diluted share. Non-GAAP net loss is targeted to be in a range of $25 million to $29 million, or $0.21 to $0.25 per diluted share. Targeted non-GAAP net loss excludes $53 million of estimated expenses, net of tax, related to stock-based compensation expense, amortization or impairment of acquisition-related intangibles, factory optimization restructuring and start-up costs, net accretion on convertible notes, interest income from transaction-related note receivable and project, transformation, transaction and transition costs.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fourth quarter results and the fiscal first quarter 2022 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the Wolfspeed business and our ability to achieve our targets for the first quarter of fiscal 2022 and beyond. Actual results could differ materially due to a number of factors, including but not limited to, risks relating to the ongoing COVID-19 pandemic, including the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain or customer demand may be negatively impacted, the risk posed by vaccine resistance and the emergence of fast-spreading variants, the risk that the COVID-19 pandemic will lead to a global recession and the potential for costs associated with our operations during the fiscal 2022 first quarter and future quarters to be greater than we anticipate as a result of all of these factors; issues, delays or complications in completing required transition activities to allow the Company's now divested LED Products business to operate under the SMART Global Holdings, Inc. (SGH) portfolio of businesses after the closing, including incurring unanticipated costs to complete such activities; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; risks associated with our factory optimization plan and construction of a new device fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; risks related to international sales and purchases, including the risk that U.S. government actions with respect to Huawei Technologies Co. and its affiliates or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant market value and interest rate volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions, including the possibility that we may not realize the full purchase price contemplated in connection with the sale of our former LED Products or Lighting Products business units; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2020, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Fiscal years ended
(in millions of U.S. Dollars, except per share data)	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Revenue, net	$145.8	$108.4	$525.6	$470.7
Cost of revenue, net	102.0	79.3	361.0	312.2
Gross profit	43.8	29.1	164.6	158.5
Gross margin percentage	30%	27%	31%	34%

Operating expenses:
Research and development	45.1	39.5	177.8	152.0
Sales, general and administrative	46.6	46.0	181.6	181.7
Amortization or impairment of acquisition-related intangibles	3.6	3.6	14.5	14.5
Abandonment of long-lived assets	73.9	—	73.9	—
Loss (gain) on disposal or impairment of other assets	0.8	(0.2)	1.6	1.5
Other operating expense	6.5	10.7	29.1	32.9
Operating loss	(132.7)	(70.5)	(313.9)	(224.1)
Operating loss percentage	(91)%	(65)%	(60)%	(48)%

Non-operating expense (income), net	7.4	(26.6)	26.3	(18.5)
Loss before income taxes	(140.1)	(43.9)	(340.2)	(205.6)
Income tax expense (benefit)	5.1	0.3	1.1	(8.0)
Net loss from continuing operations	(145.2)	(44.2)	(341.3)	(197.6)
Net (loss) income from discontinued operations	(2.4)	5.3	(181.2)	7.0
Net loss	(147.6)	(38.9)	(522.5)	(190.6)
Net income from discontinued operations attributable to noncontrolling interest	—	0.6	1.4	1.1
Net loss attributable to controlling interest	($147.6)	($39.5)	($523.9)	($191.7)

Basic and diluted loss per share
Continuing operations	($1.26)	($0.41)	($3.04)	($1.83)
Net loss attributable to controlling interest	($1.28)	($0.36)	($4.66)	($1.78)

Weighted average shares - basic and diluted (in thousands)	115,616	108,585	112,346	107,935

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	June 27, 2021	June 28, 2020
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,154.6	$1,239.7
Accounts receivable, net	95.9	72.4
Inventories	166.6	121.9
Income taxes receivable	6.4	6.6
Prepaid expenses	25.7	26.2
Other current assets	27.9	8.7
Current assets held for sale	1.6	1.3
Current assets of discontinued operations	—	116.0
Total current assets	1,478.7	1,592.8
Property and equipment, net	1,292.3	770.8
Goodwill	359.2	349.7
Intangible assets, net	140.5	156.9
Long-term receivables	138.4	—
Other long-term investments	—	55.9
Deferred tax assets	1.0	1.2
Other assets	35.5	33.6
Long-term assets of discontinued operations	1.2	270.1
Total assets	$3,446.8	$3,231.0

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$381.1	$189.8
Accrued contract liabilities	22.9	14.2
Income taxes payable	0.4	1.2
Finance lease liabilities	5.2	3.6
Other current liabilities	38.6	22.2
Current liabilities of discontinued operations	0.6	60.2
Total current liabilities	448.8	291.2

Long-term liabilities:
Convertible notes, net	823.9	783.8
Deferred tax liabilities	2.5	1.8
Finance lease liabilities - long-term	10.0	11.4
Other long-term liabilities	44.5	43.8
Long-term liabilities of discontinued operations	0.6	9.8
Total long-term liabilities	881.5	850.6

Shareholders’ equity:
Common stock	0.1	0.1
Additional paid-in-capital	3,676.8	3,106.2
Accumulated other comprehensive income	2.7	16.0
Accumulated deficit	(1,563.1)	(1,039.2)
Total shareholders’ equity	2,116.5	2,083.1
Noncontrolling interest from discontinued operations	—	6.1
Total equity	2,116.5	2,089.2
Total liabilities and shareholders’ equity	$3,446.8	$3,231.0

CREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Fiscal years ended
(in millions of U.S. Dollars)	June 27, 2021	June 28, 2020
Operating activities:
Net loss	($522.5)	($190.6)
Net (loss) income from discontinued operations	(181.2)	7.0
Net loss from continuing operations	(341.3)	(197.6)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:
Depreciation and amortization	120.9	97.1
Amortization of debt issuance costs and discount, net of capitalized interest	32.8	26.2
Gain on partial extinguishment of debt	—	(11.0)
Stock-based compensation	53.2	47.2
Abandonment of long-lived assets	73.9	—
Loss on disposal or impairment of long-lived assets	5.0	4.5
Amortization of premium/discount on investments	6.9	1.7
Realized gain on sale of investments	(0.4)	(1.5)
Gain on equity investment	(8.3)	(14.2)
Foreign exchange gain on equity investment	(2.2)	(2.2)
Deferred income taxes	0.9	(0.5)
Changes in operating assets and liabilities:
Accounts receivable, net	(23.5)	(3.2)
Inventories	(44.6)	(8.5)
Prepaid expenses and other assets	(20.0)	(3.0)
Accounts payable, trade	21.7	(7.2)
Accrued salaries and wages and other liabilities	15.3	(24.9)
Accrued contract liabilities	(2.8)	5.5
Net cash used in operating activities of continuing operations	(112.5)	(91.6)
Net cash (used in) provided by operating activities of discontinued operations	(13.0)	62.6
Cash used in operating activities	(125.5)	(29.0)
Investing activities:
Purchases of property and equipment	(570.5)	(229.9)
Purchases of patent and licensing rights	(5.9)	(4.4)
Proceeds from sale of property and equipment, including insurance proceeds	2.3	2.6
Purchases of short-term investments	(475.0)	(821.4)
Proceeds from maturities of short-term investments	428.3	460.6
Proceeds from sale of short-term investments	51.7	118.0
Reimbursement of property and equipment purchases from long-term incentive agreement	10.7	—
Proceeds from sale of business, net	43.7	—
Proceeds from sale of long-term investment	66.4	—
Net cash used in investing activities of continuing operations	(448.3)	(474.5)
Net cash used in investing activities of discontinued operations	(0.3)	(12.4)
Cash used in investing activities	(448.6)	(486.9)
Financing activities:
Proceeds from long-term debt borrowings	30.0	—
Payments on long-term debt borrowings, including finance lease obligations	(30.4)	(145.1)
Proceeds from issuance of common stock	539.7	76.4
Tax withholding on vested equity awards	(36.2)	(16.9)
Proceeds from convertible notes	—	575.0
Payments of debt issuance costs	—	(13.6)
Refunds on incentive-related escrow deposits	1.5	—
Incentive-related refundable escrow deposits	—	(11.5)
Commitment fee on long-term incentive agreement	(0.5)	—
Cash provided by financing activities	504.1	464.3
Effects of foreign exchange changes on cash and cash equivalents	0.2	(0.1)
Net change in cash and cash equivalents	(69.8)	(51.7)
Cash and cash equivalents, beginning of period	448.8	500.5
Cash and cash equivalents, end of period	$379.0	$448.8

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income from continuing operations, non-GAAP diluted (loss) earnings per share from continuing operations and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Abandonment of long-lived assets. In the fourth quarter of fiscal 2021, Cree modified its long-range plan regarding a portion of its Durham, North Carolina campus. As a result, Cree decided it will no longer complete the construction of certain buildings on the Durham campus. The carrying value of the abandoned assets has been reduced to an estimated salvage value. Cree does not believe this expense is reflective of ongoing operating results.
Factory optimization restructuring. In May 2019, the Company started a significant, multi-year factory optimization plan to be anchored by a state-of-the-art, automated 200mm silicon carbide device fabrication facility. In September 2019, the Company announced the intent to build the new fabrication facility in Marcy, New York to complement the factory expansion underway at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company will incur restructuring costs associated with the movement of equipment as well as disposals on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Cree does not believe these costs are reflective of ongoing operating results. Similarly, Cree does not consider the realized net losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Severance and other restructuring. These costs relate to the Company's realignment of certain resources as part of the Company's transition to a more focused semiconductor company. Cree does not believe these costs are reflective of ongoing operating results.

Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, as well as internal transformation programs focused on optimizing the Company's administrative processes. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Factory optimization start-up costs. As part of the factory optimization plan, the Company has incurred and will incur start-up costs. Cree does not believe these costs are reflective of ongoing operating results. In fiscal 2022, these costs will include an estimated $80.0 million of start-up and pre-production related costs associated with the Company ramping production at its new device fabrication facility in Marcy, New York.
Non-restructuring related executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Cree excludes these items because Cree believes they have no direct correlation to the ongoing operating results of Cree's business.
Transition service agreement costs. As a result of the sale of the Lighting Products business unit, the Company is providing certain information technology services under a transition services agreement which will not be reimbursed. Cree excludes the costs of these services because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Net changes in fair value of our ENNOSTAR (formerly Lextar) investment. In January 2021, Lextar Electronics Corporation (Lextar) completed its previously announced restructuring under a holding company named ENNOSTAR Inc. (ENNOSTAR) with EPISTAR Corporation via a share swap pursuant to which the Company received 0.275 shares of common stock of ENNOSTAR for each of share of Lextar common stock. The Company's common stock ownership investment in ENNOSTAR was accounted for utilizing the fair value option. As such, changes in fair value were recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its ENNOSTAR investment as Cree does not believe it is reflective of ongoing operating results. From March 29, 2021 to April 16, 2021, the Company liquidated its common stock ownership interest in ENNOSTAR.
Interest income on transaction-related note receivable. In connection with the completed sale of the LED Products business unit to SGH and its wholly owned acquisition subsidiary CreeLED, Inc. (CreeLED and collectively with SGH, SMART), the Company received an unsecured promissory note issued to the Company by SGH in the amount of $125 million (the Purchase Price Note). Interest income on the Purchase Price Note is excluded because Cree believes it is not reflective of the ongoing operating results of Cree's business.
Gain on partial debt extinguishment. In April 2020, the Company issued $575 million in convertible notes (the 2026 Notes) and used a portion of the net proceeds from the offering to repurchase approximately $150 million of the $575 million of convertible notes previously issued by the Company in August 2018 (the 2023 Notes). This repurchase resulted in a gain on extinguishment of convertible notes. Cree excludes this item because Cree believes it is not reflective of the ongoing operating results of Cree's business.
Accretion on convertible notes, net of capitalized interest. The issuance of the Company's convertible senior notes in August 2018 and April 2020 results in interest accretion on the convertible notes' issue costs and discount. Cree considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to the Company's past operating performance.
Loss (gain) on arbitration proceedings. In the third quarter of fiscal 2020, the Company won an arbitration proceeding for which we were awarded damages for a claim by us against a contract manufacturer. The arbitration victory resulted in a cash settlement beyond the legal fees incurred and was recognized as a gain in other income. Additionally, a small legal settlement was paid in the fourth quarter of fiscal 2020. Cree excludes these items because Cree believes it is not reflective of the ongoing operating results of Cree's business.
Loss on Wafer Supply Agreement. In connection with the completed sale of the LED Products business unit to SMART, the Company entered into a Wafer Supply and Fabrication Services Agreement (the Wafer Supply Agreement), pursuant to which the Company will supply CreeLED with certain silicon carbide materials and fabrication services for up to four years. Cree excludes the financial impact of this agreement because Cree believes it is not reflective of the ongoing operating results of Cree's business.
Income tax adjustment. This amount reconciles GAAP tax (benefit) expense to a calculated non-GAAP tax (benefit) expense utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income from continuing operations to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before income taxes.
Cree may incur some of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended		Fiscal years ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
GAAP gross profit	$43.8	$29.1	$164.6	$158.5
GAAP gross margin percentage	30%	27%	31%	34%
Adjustments:
Stock-based compensation expense	3.2	2.9	14.4	10.0
Factory optimization restructuring	—	0.5	1.0	0.5
Non-GAAP gross profit	$47.0	$32.5	$180.0	$169.0
Non-GAAP gross margin percentage	32%	30%	34%	36%

Non-GAAP Operating Loss

	Three months ended		Fiscal years ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
GAAP operating loss	($132.7)	($70.5)	($313.9)	($224.1)
GAAP operating loss percentage	(91)%	(65)%	(60)%	(48)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	3.2	2.9	14.4	10.0
Research and development	2.0	2.0	8.7	8.0
Sales, general and administrative	7.7	7.0	30.1	30.8
Total stock-based compensation expense	12.9	11.9	53.2	48.8
Amortization or impairment of acquisition-related intangibles	3.6	3.6	14.5	14.5
Abandonment of long-lived assets	73.9	—	73.9	—
Factory optimization restructuring	0.9	5.3	8.6	9.0
Severance and other restructuring	—	(0.2)	3.4	0.6
Project, transformation and transaction costs	4.0	1.4	10.7	12.2
Factory optimization start-up costs	2.0	4.5	8.0	9.5
Non-restructuring related executive severance	—	—	2.8	2.1
Transition service agreement costs	—	4.1	5.0	14.8
Total adjustments to GAAP operating loss	97.3	30.6	180.1	111.5
Non-GAAP operating loss	($35.4)	($39.9)	($133.8)	($112.6)
Non-GAAP operating loss percentage	(24)%	(37)%	(25)%	(24)%

Non-GAAP Non-Operating (Expense) Income, net

	Three months ended		Fiscal years ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
GAAP non-operating (expense) income, net	($7.4)	$26.6	($26.3)	$18.5
Adjustments:
Net changes in the fair value of ENNOSTAR (formerly Lextar) investment	0.8	(24.4)	(10.5)	(16.4)
Interest income on transaction-related note receivable	(1.4)	—	(1.4)	—
Gain on partial debt extinguishment	—	(11.0)	—	(11.0)
Accretion on convertible notes, net of capitalized interest	6.7	9.0	32.8	26.2
Loss (gain) on arbitration proceedings	—	0.1	—	(7.9)
Loss on Wafer Supply Agreement	0.7	—	0.8	—
Non-GAAP non-operating (expense) income, net	($0.6)	$0.3	($4.6)	$9.4

Non-GAAP Net Loss

	Three months ended		Fiscal years ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
GAAP net loss from continuing operations	($145.2)	($44.2)	($341.3)	($197.6)
Adjustments:
Stock-based compensation expense	12.9	11.9	53.2	48.8
Amortization or impairment of acquisition-related intangibles	3.6	3.6	14.5	14.5
Abandonment of long-lived assets	73.9	—	73.9	—
Factory optimization restructuring	0.9	5.3	8.6	9.0
Severance and other restructuring	—	(0.2)	3.4	0.6
Project, transformation and transaction costs	4.0	1.4	10.7	12.2
Factory optimization start-up costs	2.0	4.5	8.0	9.5
Non-restructuring related executive severance	—	—	2.8	2.1
Transition service agreement costs	—	4.1	5.0	14.8
Net changes in the fair value of ENNOSTAR (formerly Lextar) investment	0.8	(24.4)	(10.5)	(16.4)
Interest income on transaction-related note receivable	(1.4)	—	(1.4)	—
Gain on partial debt extinguishment	—	(11.0)	—	(11.0)
Accretion on convertible notes, net of capitalized interest	6.7	9.0	32.8	26.2
Loss (gain) on arbitration proceedings	—	0.1	—	(7.9)
Loss on Wafer Supply Agreement	0.7	—	0.8	—
Total adjustments to GAAP net loss from continuing operations before provision for income taxes	104.1	4.3	201.8	102.4
Income tax adjustment - benefit (expense)	14.2	11.0	34.8	18.6
Non-GAAP net loss from continuing operations	($26.9)	($28.9)	($104.7)	($76.6)

Non-GAAP earnings per share from continuing operations
Non-GAAP diluted loss per share from continuing operations	($0.23)	($0.27)	($0.93)	($0.71)

Non-GAAP weighted average shares (in thousands)	115,616	108,585	112,346	107,935

Free Cash Flow

	Three months ended		Fiscal years ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Net cash used in operating activities from continuing operations	($53.6)	($26.7)	($112.5)	($91.6)
Less: PP&E spending, net of reimbursements from long-term incentive agreement	(165.8)	(63.0)	(559.8)	(229.9)
Less: Patents spending	(2.3)	(1.6)	(5.9)	(4.4)
Total free cash flow	($221.7)	($91.3)	($678.2)	($325.9)

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	September 26, 2021
GAAP net loss outlook range	($82) to ($78)
Adjustments:
Stock-based compensation expense	18
Amortization or impairment of acquisition-related intangibles	4
Factory optimization restructuring and start-up costs	14
Accretion on convertible notes, net of capitalized interest	5
Interest income on transaction-related note receivable	(2)
Project, transformation, transaction and transition costs	3
Total adjustments to GAAP net loss before provision for income taxes	42
Income tax adjustment	11
Non-GAAP net loss outlook range	($29) to ($25)

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.